Exhibit 5.2

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

June 19, 2009

Willis Group Holdings Limited

51 Lime Street

London EC3M 7DQ, England

Ladies and Gentlemen:

We have acted as counsel to Willis Group Holdings Limited , a Bermuda corporation (the “Company”), Trinity Acquisition plc, a company with limited liability organized under the laws of England and Wales (“Trinity”), Willis North America, a Delaware corporation (“Willis North America,” and together with the Company and Trinity, the “Issuers”), and to TA I Limited, a company with limited liability organized under the laws of England and Wales, TA II Limited, a company with limited liability organized under the laws of England and Wales, TA III Limited, a company with limited liability organized under the laws of England and Wales, TA IV Limited, a company with limited liability organized under the laws of England and Wales, and Willis Group Limited, a company with limited liability organized under the laws of England and Wales (individually, a “Guarantor” and collectively, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities, and the prospectus contained therein:  (i) shares of common stock of the Company, par value $0.000115 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.000115 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities of the Company, which may be either senior (“Company Senior Debt Securities”), senior subordinated (“Company Senior Subordinated Securities”) or subordinated (the “Company Subordinated Debt Securities”) (collectively the “Company Debt Securities”); (vi) warrants to purchase Company Debt Securities (the “Debt Security Warrants” and together with the Common Stock Warrants and the Preferred Stock Warrants, the “Securities Warrants”); (vii) warrants coupled with the purchase of Common Stock, Preferred Stock or Debt Securities (the “Warrant Units”); (viii) debt securities of Trinity, which may be either senior (“Trinity Senior Debt Securities”), senior subordinated (“Trinity Senior Subordinated Debt Securities”) or subordinated (the “Trinity Subordinated Debt Securities”) (collectively the “Trinity Debt Securities”); (ix) guarantees of certain of the Guarantors to be issued in connection

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with the Trinity Debt Securities (the “Trinity Guarantees”); (x) debt securities of Willis North America, which may be either senior (“Willis North America Senior Debt Securities”), senior subordinated (“Willis North America Senior Subordinated Debt Securities”) or subordinated (the “Willis North America Subordinated Debt Securities”) (collectively the “Willis North America Debt Securities”); (xi) guarantees of certain of the Guarantors to be issued in connection with the Willis North America Debt Securities (the “Willis North America Guarantees”); (xii) contracts for purchase and sale of Common Stock, including prepaid contracts for purchase and sale of Common Stock (the “Purchase Contracts”); (xiii) Stock Purchase Units of the Company, consisting of a Purchase Contract and Company Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Common Stock under the Purchase Contracts (the “Stock Purchase Units”); and (xiv) Common Stock, Preferred Stock and Company Debt Securities which may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Company Debt Securities, the Trinity Debt Securities, the Trinity Guarantees, the Willis North America Debt Securities, the Willis North America Guarantees, the Purchase Contracts, the Securities Warrants and the Stock Purchase Units are hereinafter referred to collectively as the “Securities.”  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) pursuant to Rule 415 under the Act.

The Company Senior Debt Securities will be issued under an Indenture (the “Company Senior Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Senior Trustee”). The Company Senior Subordinated Debt Securities will be issued under an Indenture (the “Company Senior Subordinated Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Senior Subordinated Trustee”). The Company Subordinated Debt Securities will be issued under an Indenture (the “Company Subordinated Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Subordinated Trustee”). The Senior Trustee, the Senior Subordinated Trustee and the Subordinated Trustee are hereinafter referred to collectively as the “Trustees.” The Company Senior Indenture, the Company Senior Subordinated Indenture and the Company Subordinated Indenture are hereinafter referred to collectively as the “Company Indentures.”

The Trinity Senior Debt Securities and the Trinity Guarantees will be issued under an Indenture (the “Trinity Senior Indenture”) among Trinity, certain of the Guarantors and the Senior Trustee. The Trinity Senior Subordinated Debt Securities and the Trinity Guarantees will be issued under an Indenture (the “Trinity Senior Subordinated Indenture”) among Trinity, certain of the Guarantors and the Senior Subordinated Trustee. The Trinity Subordinated Debt Securities and the Trinity Guarantees will be issued under an Indenture (the “Trinity Subordinated Indenture”)

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among Trinity, certain of the Guarantors and the Subordinated Trustee. The Trinity Senior Indenture, the Trinity Senior Subordinated Indenture and the Trinity Subordinated Indenture are hereinafter referred to collectively as the “Trinity Indentures.”

The Willis North America Senior Debt Securities and the Willis North America Guarantees will be issued under an Indenture (the “Willis North America Senior Indenture”) among Willis North America, certain of the Guarantors and the Senior Trustee. The Willis North America Senior Subordinated Debt Securities and the Willis North America Guarantees will be issued under an Indenture (the “Willis North America Senior Subordinated Indenture”) among Willis North America, certain of the Guarantors and the Senior Subordinated Trustee. The Willis North America Subordinated Debt Securities and the Willis North America Guarantees will be issued under an Indenture (the “Willis North America Subordinated Indenture”) among Willis North America, certain of the Guarantors and the Subordinated Trustee. The Willis North America Senior Indenture, the Willis North America Senior Subordinated Indenture and the Willis North America Subordinated Indenture are hereinafter referred to collectively as the “Willis North America Indentures.”  The Company Indentures, the Trinity Indentures and the Willis North America Indentures are hereinafter referred to collectively as the “Indentures.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the Prospectus; and (iii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company, Trinity and Willis North America. We have also assumed (i) the valid existence of each of the Issuers and the Guarantors and (ii) that each of the Issuers and the Guarantors has the requisite corporate power and authority to enter into and perform, as applicable, the Indentures and the Securities.

Further, we have assumed (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the

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time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Issuers have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Issuers and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (vii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

Based on and subject to the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.       Company Debt Securities.  Assuming that the issuance and terms of any Company Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Company Indentures, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Company Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Company Debt Securities to be issued under the Company Indentures and the applicable supplemental indentures and of their issuance and sale have been duly established in conformity with the Company Indentures and the applicable supplemental indentures so as not to violate any applicable law, affect the enforceability of such Company Debt Securities or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company Debt Securities have been duly executed and authenticated in accordance with the Company Indentures and the applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Company Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights

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to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

2.       Trinity Debt Securities.  Assuming that the issuance and terms of any Trinity Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Trinity Indentures, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Trinity Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Trinity Debt Securities to be issued under the Trinity Indentures and the applicable supplemental indentures and of their issuance and sale have been duly established in conformity with the Trinity Indentures and the applicable supplemental indentures so as not to violate any applicable law, affect the enforceability of such Trinity Debt Securities or result in a default under or breach of any agreement or instrument binding on Trinity, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Trinity and (iii) the Trinity Debt Securities have been duly executed and authenticated in accordance with the Trinity Indentures and the applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Trinity Debt Securities will constitute valid and binding obligations of Trinity, enforceable against Trinity in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

3.     Trinity Guarantees.  Assuming that the issuance and terms of any Trinity Guarantees and the terms of the offering thereof have been duly authorized, when (i) the Trinity Indentures substantially in the form so filed, and the Trinity Guarantees have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Trinity Guarantees to be issued under the Trinity Indentures and of their issuance have been duly established in conformity with the Trinity Indentures so as not to violate any applicable law, affect the enforceability of such Trinity Guarantees or result in a default under or breach of any agreement or instrument binding on Guarantors party thereto, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantors party thereto and (iii) the Trinity Guarantees have been duly executed in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Trinity Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against the applicable Guarantors in accordance with their terms,

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subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

4.       Willis North America Debt Securities.  Assuming that the issuance and terms of any Willis North America Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Willis North America Indentures, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Willis North America Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Willis North America Debt Securities to be issued under the Willis North America Indentures and the applicable supplemental indentures and of their issuance and sale have been duly established in conformity with the Willis North America Indentures and the applicable supplemental indentures so as not to violate any applicable law, affect the enforceability of such Willis North America Debt Securities or result in a default under or breach of any agreement or instrument binding on Willis North America, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Willis North America and (iii) the Willis North America Debt Securities have been duly executed and authenticated in accordance with the Willis North America Indentures and the applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Willis North America Debt Securities will constitute valid and binding obligations of Willis North America, enforceable against Willis North America in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

5.     Willis North America Guarantees.  Assuming that the issuance and terms of any Willis North America Guarantees and the terms of the offering thereof have been duly authorized, when (i) the Willis North America indentures, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Willis North America Debt Securities and the Willis North America Guarantees have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Willis North America Guarantees to be issued under the Willis North America Indentures and the applicable supplemental indentures and of their issuance have been duly

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established in conformity with the related indenture so as not to violate any applicable law, affect the enforceability of such Willis North America Guarantees or result in a default under or breach of any agreement or instrument binding on the applicable Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Guarantors and (iii) the Willis North America Guarantees have been duly executed in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Willis North America Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against the applicable Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

6.     Securities Warrants. Assuming that the issuance and terms of such Securities Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Securities Warrants have been duly authorized, executed and delivered by the Company and the Warrant agent appointed by the Company, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law, affect the enforceability of such Warrants or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Securities Warrants or certificates representing such Securities Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Securities Warrants (including any Securities Warrants that may be issued pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

7.     Warrant Units.  Assuming that the issuance and terms of such Warrant Units and the terms of the offering thereof have been duly authorized and the securities of

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any other entities to be included in the Warrant Units, if any, have been duly authorized and issued by such entity, when (i) the Warrant Unit agreement or Warrant Unit agreements relating to such Warrant Units have been duly authorized, executed and delivered by the applicable Issuer and the warrant agent appointed by the applicable Issuer, (ii) the terms of such Warrant Units have been duly established so as not to violate any applicable law, affect the enforceability of such Warrant Units or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Warrant Units have been duly executed and authenticated in accordance with the applicable Warrant Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Warrant Units (including any Warrant Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

8.     Purchase Contracts.  Assuming that the issuance and terms of such Purchase Contracts and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Purchase Contracts, if any, have been duly authorized and issued by such entity, when (i) the Purchase Contract agreement or Purchase Contract agreements relating to such Purchase Contracts have been duly authorized, executed and delivered by the applicable Issuer and the agent appointed by the applicable Issuer, (ii) the terms of such Purchase Contracts have been duly established so as not to violate any applicable law, affect the enforceability of such Purchase Contracts or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Purchase Contracts have been duly executed and authenticated in accordance with the applicable Purchase Contract agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Purchase Contracts (including any Purchase Contracts that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent

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conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

9.     Stock Purchase Units.  Assuming that the issuance and terms of such Stock Purchase Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Stock Purchase Units, if any, have been duly authorized and issued by such entity, when (i) the Stock Purchase Unit agreement or Stock Purchase Unit agreements relating to such Stock Purchase Units have been duly authorized, executed and delivered by the applicable Issuer and the agent appointed by the applicable Issuer, (ii) the terms of such Stock Purchase Units have been duly established so as not to violate any applicable law, affect the enforceability of such Stock Purchase Units or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Stock Purchase Units have been duly executed and authenticated in accordance with the applicable Stock Purchase Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Stock Purchase Units (including any Stock Purchase Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

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Very truly yours,

/s/ Weil, Gotshal & Manges LLP